EXHIBIT 11(b)
                         OBER, KALER, GRIMES & SHRIVER
                           A PROFESSIONAL CORPORATION
                           120 EAST BALTIMORE STREET
                         BALTIMORE, MARYLAND 21202-1643
                                 (410) 685-1120

                                October 30, 1995





Dorsey & Whitney P.L.L.P.
220 South Sixth Street
Minneapolis, Minnesota 55402

     Re:  First American Investment Funds, Inc./
          Shares to be Issued Pursuant to Agreement and Plan of Reorganization

Ladies and Gentlemen:

     We have acted as special Maryland counsel to First American Investment Funds, Inc., a Maryland corporation ("FAIF"), in connection with FAIF's authorization and proposed issuance of its Class D (also known as "Stock Fund") common shares, par value $.0001 per share (the "Shares"). The Shares are to be issued pursuant to an Agreement and Plan of Reorganization (the "Agreement"), by and between Stock Fund, a series of FAIF (the "Acquiring Fund"), and Limited Volatility Stock Fund, another series of FAIF (the "Acquired Fund"), the form of which Agreement is included as Exhibit 1 to the Prospectus/Proxy Statement relating to the transactions contemplated by the Agreement included in the FAIF's Registration Statement on Form N-14 filed with the Securities and Exchange Commission (the "Registration Statement").

     In rendering the opinions hereinafter expressed, we have reviewed the corporate proceedings taken by FAIF in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of FAIF, certificates of public officials and of responsible officers of FAIF, and other documents as we have deemed necessary as a basis for such opinions. As to the various matters of fact material to such opinions, we have, when such facts were not independently established, relied to the extent we deem proper on certificates of public officials and of responsible officers of FAIF. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals; that all signatures are genuine; and that prior to the consummation of the transactions contemplated thereby, the Agreement will have been duly and validly executed and delivered on behalf of each of the parties thereto in substantially the form included in the Registration Statement.

     Based on the foregoing, it is our opinion that:

     1. FAIF is validly existing as a corporation in good standing under the laws of the State of Maryland.

     2. The Shares, when issued and delivered by the Acquiring Fund pursuant to, and upon satisfaction of the conditions contained in, the Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

     In rendering the foregoing opinions (a) we express no opinion as to the laws of any jurisdiction other than the State of Maryland; and (b) we have assumed, with your concurrence, (i) that the conditions to closing set forth in the Agreement will have been satisfied; (ii) all Shares previously issued by FAIF were duly and validly authorized and issued; (iii) the issuance of the Shares will not result in the issuance of Shares of any class or series of FAIF in excess of the number of Shares authorized by FAIF's charter; and (iv) at no time prior to the date that the Shares are issued will the existing corporate authorization to issue the Shares be amended, repealed or revoked.

     You are hereby authorized to rely upon this opinion in rendering your legality opinion to FAIF to be filed as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in FAIF's final Prospectus/Proxy Statement relating to the Shares included in the Registration Statement.

                                      Very truly yours,

                                      /s/ Ober, Kaler, Grimes & Shriver
                                      A Professional Corporation